Exhibit 99.1

Genesee & Wyoming Reports Results for the Second Quarter of 2018

DARIEN, Conn.--(BUSINESS WIRE)--July 27, 2018--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Second Quarter 2018 Consolidated Highlights Compared with Second Quarter 2017

  Operating revenues increased 10.1% to $595.0 million from $540.4 million.
  Reported operating income increased 3.4% to $103.1 million; Adjusted operating income increased 1.1% to $107.0 million.(1)
  Reported diluted earnings per common share (EPS) decreased 1.4% to $0.73 with 60.9 million weighted average shares outstanding, compared with reported diluted EPS in the second quarter of 2017 of $0.74 with 62.4 million weighted average shares outstanding; Adjusted diluted EPS increased 17.5% to $0.94.(1)
  G&W repurchased approximately 1.9 million shares of its Class A Common Stock for $134.9 million during the second quarter of 2018.

Jack Hellmann, Chairman, President and CEO of G&W, commented, “Our reported financial results for the second quarter of 2018 of $0.73 per diluted share were generally consistent with the second quarter of 2017, primarily because of our previously announced U.K. restructuring charges. Our adjusted diluted EPS of $0.94 for the second quarter of 2018 were at the high end of our outlook as business conditions continued to improve in each of our three geographies, led by North America. Our same railroad carloads increased 8% in North America with particular strength in coal, steel and minerals and stone traffic. While our operating leverage in North America during the quarter was adversely impacted by several variables including the mix of business, the lag in fuel surcharge recovery, and legal fees associated with an arbitration proceeding, we expect to see our customarily strong operating leverage for the remainder of 2018 based on our current volume outlook.”

“In Australia, our second quarter results were as expected with particular growth in our spot coal traffic due to the early delivery of a new train set. In the UK/Europe, we successfully initiated our restructuring activities and achieved financial results that were ahead of our expectations.”

“Our business outlook for the remainder of 2018 remains promising thanks to growing customer demand for rail shipments across most commodity groups, particularly in North America. In addition, we have refinanced our senior credit facility with improved terms through 2023, we have more than $600 million of capacity under our revolving credit facility, and we continue to evaluate investment opportunities in multiple markets including the opportunistic purchase of our own shares.”

Second Quarter Segment Highlights

  North America: Operating revenues from G&W's North American Operations increased 7.6% to $339.6 million from $315.7 million. Reported operating income from G&W's North American Operations increased 0.7% to $80.3 million; Adjusted operating income from G&W's North American Operations remained relatively flat at $81.0 million.(1)
  Australia: Operating revenues from G&W's 51.1% owned Australian Operations increased 2.9% to $79.0 million from $76.8 million. Reported operating income from G&W's Australian Operations increased 27.9% to $25.9 million; Adjusted operating income from G&W's Australian Operations decreased 3.6% to $19.6 million.(1)
  U.K./Europe: Operating revenues from G&W's U.K./European Operations increased 19.2% to $176.4 million from $148.0 million, primarily due to new operations and the impact from foreign currency appreciation. Reported operating loss from G&W's U.K./European Operations increased to $3.0 million from $0.2 million; Adjusted operating income from G&W's U.K./European Operations increased to $6.3 million from $4.2 million.(1)

Financial Results

G&W's operating revenues increased $54.6 million, or 10.1%, to $595.0 million in the second quarter of 2018, compared with $540.4 million in the second quarter of 2017. G&W's operating income in the second quarter of 2018 was $103.1 million, compared with $99.7 million in the second quarter of 2017. G&W's adjusted operating income in the second quarter of 2018 was $107.0 million, compared with $105.8 million in the second quarter of 2017.(1)

Reported net income attributable to G&W in the second quarter of 2018 was $44.2 million, compared with reported net income attributable to G&W of $46.0 million in the second quarter of 2017. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W's adjusted net income attributable to G&W in the second quarter of 2018 was $57.2 million, compared with $49.9 million in the second quarter of 2017.(1)

G&W's reported diluted EPS in the second quarter of 2018 were $0.73 with 60.9 million weighted average shares outstanding, compared with reported diluted EPS in the second quarter of 2017 of $0.74 with 62.4 million weighted average shares outstanding. G&W's adjusted diluted EPS in the second quarter of 2018 were $0.94 with 60.9 million weighted average shares outstanding, compared with adjusted diluted EPS in the second quarter of 2017 of $0.80 with 62.4 million weighted average shares outstanding.(1)

Items Affecting Comparability

In the second quarter of 2018 and 2017, G&W's results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Attributable to G&W Impact	Diluted EPS Impact
Three Months Ended June 30, 2018
Corporate development and related costs	$(0.4)	$(0.3)	$—
Restructuring costs	$(9.4)	$(7.6)	$(0.12)
Loss on sale of business	$(1.4)	$(1.4)	$(0.02)
Gain on settlement	$6.3	$2.3	$0.04
Credit facility refinancing-related costs	$(2.7)	$(2.0)	$(0.03)
Prior period tax adjustment	$—	$(4.1)	$(0.07)

Three Months Ended June 30, 2017
Corporate development and related costs	$(3.7)	$(2.7)	$(0.04)
Restructuring costs	$(2.4)	$(2.2)	$(0.03)
Gain on sale of investment	$1.6	$1.0	$0.02

In the second quarter of 2018, G&W's results included corporate development and related costs of $0.4 million, restructuring and related costs of $9.4 million, primarily driven by our optimization activities in the U.K., a $1.4 million loss on sale of our Continental Europe intermodal business, ERS Railways B.V. (ERS), and a gain on settlement of $6.3 million from the recovery of pre-petition claims associated with Arrium Limited's voluntary administration (bankruptcy) in the second quarter of 2016. The second quarter of 2018 also included credit facility refinancing-related costs of $2.7 million and a $4.1 million income tax expense associated with uncertain tax deductions on intercompany financing arrangements in the U.K. previously recorded from March 25, 2015, the date of the Freightliner acquisition when the arrangements were established, through March 31, 2018.

In the second quarter of 2017, G&W's results included corporate development and related costs of $3.7 million, primarily related to the acquisition and integration of Pentalver Transport Limited, as well as restructuring costs of $2.4 million, primarily in G&W's U.K./European Region. The second quarter of 2017 also included a $1.6 million gain on the sale of an investment in the U.S.

Second Quarter Results by Segment

Operating revenues from G&W's North American Operations increased $23.9 million, or 7.6%, to $339.6 million in the second quarter of 2018, compared with $315.7 million in the second quarter of 2017.

North American Operations traffic increased 33,306 carloads, or 8.4%, to 430,353 carloads in the second quarter of 2018. Excluding 1,243 carloads from new operations, same railroad traffic increased 32,063 carloads, or 8.1%. The same railroad traffic increase was principally due to increases of 12,845 carloads of coal and coke traffic (primarily in the Central, Midwest and Northeast regions), 6,111 carloads of metals traffic (primarily in the Southern, Midwest and Central regions), 5,383 carloads of mineral and stone products traffic (primarily in the Northeast and Coastal regions), 2,841 carloads of other commodity traffic (primarily in the Southern, Central and Midwest regions), 1,949 carloads of pulp and paper products traffic (primarily in the Coastal and Central regions), 1,449 carloads of intermodal traffic (primarily in the Northeast Region) and 1,438 carloads of lumber and forest products traffic (primarily in the Western and Central regions), partially offset by a decrease of 1,256 carloads of agricultural products traffic (primarily in the Central Region). All remaining traffic increased by a net 1,303 carloads.

G&W's North American Operations had operating income of $80.3 million in the second quarter of 2018, compared with $79.7 million in the second quarter of 2017. The operating ratio for North American Operations was 76.4% in the second quarter of 2018, compared with an operating ratio of 74.8% in the second quarter of 2017. Adjusted operating income from G&W's North American Operations in the second quarter of 2018 was $81.0 million, compared with adjusted operating income of $81.2 million in the second quarter of 2017. The adjusted operating ratio for North American Operations was 76.1% in the second quarter of 2018, compared with an adjusted operating ratio of 74.3% in the second quarter of 2017.(1)

Operating revenues from G&W's Australian Operations increased $2.2 million, or 2.9%, to $79.0 million in the second quarter of 2018, compared with $76.8 million in the second quarter of 2017. Excluding a $0.6 million increase due to the impact of foreign currency appreciation, Australian Operations revenues increased $1.6 million, or 2.1%, primarily due to an increase in freight revenues.(2)

Australian Operations traffic increased 1,876 carloads to 147,965 carloads in the second quarter of 2018. The traffic increase was principally due to increases of 4,623 carloads of coal and coke traffic and 2,913 carloads of minerals and stone traffic, partially offset by decreases of 3,268 carloads of metallic ores traffic, 1,202 carloads of intermodal traffic and 1,200 carloads of agricultural products traffic. All remaining traffic increased by 10 carloads.

G&W's Australian Operations had operating income of $25.9 million in the second quarter of 2018, compared with $20.3 million in the second quarter of 2017. The operating ratio for Australian Operations was 67.2% in the second quarter of 2018, compared with an operating ratio of 73.6% in the second quarter of 2017. Adjusted operating income from G&W's Australian Operations was $19.6 million in the second quarter of 2018, compared with adjusted operating income of $20.3 million in the second quarter of 2017. The adjusted operating ratio for Australian Operations was 75.2% in the second quarter of 2018, compared with an adjusted operating ratio of 73.5% in the second quarter of 2017.(1)

Operating revenues from G&W's U.K./European Operations increased $28.5 million, or 19.2%, to $176.4 million in the second quarter of 2018, compared with $148.0 million in the second quarter of 2017. Excluding $12.0 million from new operations, a decrease of $3.8 million from G&W's divested ERS operations and a $9.2 million increase due to the impact of foreign currency appreciation, U.K./European same railroad revenues increased $11.0 million, or 7.7%, primarily due to an increase in freight revenues in the U.K. and Poland.(2)

U.K./European Operations traffic decreased 10,901 carloads, or 4.1%, to 256,045 carloads in the second quarter of 2018. Excluding traffic from ERS, same railroad traffic decreased 4,076 carloads, or 1.7%, to 235,222. The same railroad traffic decrease was principally due to decreases of 9,208 carloads of intermodal traffic in the U.K., partially offset by an increase of 5,187 carloads of minerals and stone traffic (primarily in the U.K.). All remaining traffic decreased by 55 carloads.

G&W's U.K./European Operations had an operating loss of $3.0 million in the second quarter of 2018, compared with an operating loss of $0.2 million in the second quarter of 2017. The operating ratio for U.K./European Operations was 101.7% in the second quarter of 2018, compared with an operating ratio of 100.1% in the second quarter of 2017. Adjusted operating income from G&W's U.K./European Operations was $6.3 million in the second quarter of 2018, compared with adjusted operating income of $4.2 million in the second quarter of 2017. The adjusted operating ratio for U.K./European Operations was 96.4% in the second quarter of 2018, compared with an adjusted operating ratio of 97.1% in the second quarter of 2017.(1)

Adjusted Free Cash Flow Measures (1)

Adjusted free cash flow measures for the six months ended June 30, 2018 and 2017 were as follows (in millions):

	Six Months Ended
	June 30,
	2018	2017
Net cash provided by operating activities	$231.3	$224.3
Allocation of adjusted cash flow to noncontrolling interest(a)	(13.0)	(18.7)
Adjusted net cash provided by operating activities attributable to G&W	$218.3	$205.6
Core capital expenditures(b)	(95.3)	(74.7)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$123.1	$130.9
New business investments	(21.5)	(1.6)
Grant funded projects, net of proceeds received from outside parties(c)	$1.0	$1.1
Adjusted free cash flow attributable to G&W	$102.5	$130.4
(a)	Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA's) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were A$40.0 million (or $30.0 million at the average exchange rate in June 2018) of such distributions made for the six months ended June 30, 2018, of which $15.3 million and $14.9 million was distributed to G&W and MIRA, respectively, and no such distributions were made for the six months ended June 30, 2017. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	Core capital expenditures represent purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(c)	Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

Share Repurchase Program

During the second quarter of 2018, G&W repurchased approximately 1.9 million shares of Class A Common Stock for $134.9 million, which resulted in a reduction of approximately 1.3 million shares in our weighted average diluted shares during the second quarter.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the second quarter of 2018 will be held on Friday, July 27, 2018, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 288-9626; outside the U.S., the dial-in number is (612) 332-0345, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter's earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on July 27, 2018, by dialing (800) 475-6701 (or outside the U.S., dialing 320-365-3844). The access code is 439196.

About G&W

G&W owns or leases 121 freight railroads organized in nine locally managed operating regions with 8,000 employees serving 3,000 customers.

  G&W's seven North American regions serve 41 U.S. states and four Canadian provinces and include 115 short line and regional freight railroads with more than 13,000 track-miles.
  G&W's Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by G&W and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.
  G&W's U.K./Europe Region includes the U.K.'s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional services in Continental Europe.

G&W subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

From time to time, we may use our website as a channel of distribution of material company information. Financial and other material information regarding G&W is routinely posted on and accessible at www.gwrr.com/investors. In addition, you may automatically receive email alerts and other information about us by enrolling your email address in the "Email Alerts" section of www.gwrr.com/investors. The information contained on or connected to our Internet website is not deemed to be incorporated by reference in this press release or filed with the United States Securities and Exchange Commission.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network and port congestion or other substantial disruption of operations; customer demand and changes in our operations or loss of important customers; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions, including employee strikes or work stoppages; retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we or our customers are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth, including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to and outcome of various legal claims, lawsuits and arbitrations; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; uncertainties arising from a referendum in which voters in the United Kingdom (U.K.) approved an exit from the European Union (E.U.), commonly referred to as Brexit; our ability to integrate acquired businesses successfully or to realize the expected synergies associated with acquisitions; risks associated with our substantial indebtedness; failure to maintain satisfactory working relationships with partners in Australia; failure to maintain an effective system of internal control over financial reporting as well as disclosure controls and procedures and other risks including, but not limited to, those noted in our 2017 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1.	Adjusted operating income, adjusted operating ratio, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS), and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.
2.	Foreign exchange impact is calculated by comparing the prior period results translated from local currency to U.S. dollars using current period exchange rates to the prior period results in U.S. dollars as reported.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
OPERATING REVENUES	$594,990	$540,433	$1,169,651	$1,059,541
OPERATING EXPENSES	491,865	440,700	979,613	883,908
OPERATING INCOME	103,125	99,733	190,038	175,633
INTEREST INCOME	584	581	1,082	808
INTEREST EXPENSE	(28,940)	(25,785)	(54,176)	(52,150)
OTHER LOSS, NET	288	3,196	(1,752)	2,651
INCOME BEFORE INCOME TAXES	75,057	77,725	135,192	126,942
PROVISION FOR INCOME TAXES	(26,446)	(29,597)	(10,556)	(51,525)
NET INCOME	$48,611	$48,128	$124,636	$75,417
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	4,443	2,121	5,370	3,172
NET INCOME ATTRIBUTABLE TO GENESEE & WYOMING INC.	$44,168	$46,007	$119,266	$72,245
BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.74	$0.75	$1.96	$1.18
WEIGHTED AVERAGE SHARES - BASIC	59,996	61,551	60,946	61,472
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC. COMMON STOCKHOLDERS:	$0.73	$0.74	$1.93	$1.16
WEIGHTED AVERAGE SHARES - DILUTED	60,879	62,415	61,841	62,371

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2018 AND DECEMBER 31, 2017
(in thousands)
(unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$69,702	$80,472
Accounts receivable, net	436,149	416,705
Materials and supplies	53,775	57,750
Prepaid expenses and other	51,263	34,606
Total current assets	610,889	589,533
PROPERTY AND EQUIPMENT, net	4,613,849	4,656,921
GOODWILL	1,136,985	1,165,587
INTANGIBLE ASSETS, net	1,495,458	1,567,038
DEFERRED INCOME TAX ASSETS, net	3,608	3,343
OTHER ASSETS	59,696	52,475
Total assets	$7,920,485	$8,034,897
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$19,074	$27,853
Accounts payable	271,672	253,993
Accrued expenses	152,016	185,935
Total current liabilities	442,762	467,781
LONG-TERM DEBT, less current portion	2,357,245	2,303,442
DEFERRED INCOME TAX LIABILITIES, net	853,933	873,194
DEFERRED ITEMS - grants from outside parties	318,611	321,592
OTHER LONG-TERM LIABILITIES	165,556	172,796
TOTAL EQUITY	3,782,378	3,896,092
Total liabilities and equity	$7,920,485	$8,034,897

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2018 AND 2017
(in thousands)
(unaudited)
	Six Months Ended
	June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$124,636	$75,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131,735	122,287
Stock-based compensation	8,601	8,857
Deferred income taxes	(11,489)	34,320
Net gain on sale and impairment of assets	(1,859)	(781)
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	(46,519)	10,066
Materials and supplies	2,460	2,198
Prepaid expenses and other	(7,587)	14,617
Accounts payable and accrued expenses	20,665	(48,282)
Other assets and liabilities, net	10,684	5,627
Net cash provided by operating activities	231,327	224,326
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(133,328)	(91,498)
Grant proceeds from outside parties	12,901	11,630
Net cash paid for acquisitions, net of cash acquired	—	(102,655)
Proceeds from sale of business	7,927	—
Proceeds from sale of investment	—	2,100
Insurance proceeds for the replacement of assets	1,866	1,406
Proceeds from disposition of property and equipment	2,795	3,280
Other investing activities	(2,921)	—
Net cash used in investing activities	(110,760)	(175,737)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on revolving line-of-credit, long-term debt and capital leases	(673,952)	(322,446)
Proceeds from revolving line-of-credit and long-term borrowings	762,228	320,191
Debt amendment/issuance costs	(5,303)	—
Common share repurchases	(192,324)	—
Distribution to noncontrolling interest	(14,898)	—
Installment payments on Freightliner deferred consideration	(6,255)	—
Other financing related activities, net	(893)	1,708
Net cash used in financing activities	(131,397)	(547)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	60	3,382
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(10,770)	51,424
CASH AND CASH EQUIVALENTS, beginning of period	80,472	32,319
CASH AND CASH EQUIVALENTS, end of period	$69,702	$83,743

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$418,232	70.3%	$383,155	70.9%	$817,871	69.9%	$760,900	71.8%
Freight-related revenues	142,402	23.9%	127,621	23.6%	283,599	24.2%	246,958	23.3%
All other revenues	34,356	5.8%	29,657	5.5%	68,181	5.8%	51,683	4.9%
Total operating revenues	$594,990	100.0%	$540,433	100.0%	$1,169,651	100.0%	$1,059,541	100.0%

Operating expenses:
Labor and benefits(a)	$179,838	30.2%	$164,222	30.4%	$363,554	31.1%	$331,360	31.3%
Equipment rents	34,802	5.9%	33,237	6.2%	68,889	5.9%	67,108	6.3%
Purchased services(b)	61,045	10.3%	56,795	10.5%	125,147	10.7%	107,796	10.2%
Depreciation and amortization	65,745	11.0%	61,513	11.4%	131,735	11.3%	122,287	11.5%
Diesel fuel used in train operations	45,623	7.7%	33,030	6.1%	91,774	7.9%	71,183	6.7%
Electricity used in train operations	2,044	0.3%	2,134	0.4%	4,278	0.4%	5,307	0.5%
Casualties and insurance	12,984	2.2%	10,179	1.9%	22,950	2.0%	22,722	2.1%
Materials	32,376	5.4%	26,651	4.9%	64,845	5.5%	47,197	4.5%
Trackage rights	23,303	3.9%	21,797	4.0%	44,281	3.8%	44,020	4.2%
Net gain on sale and impairment of assets	(823)	(0.1)%	(354)	(0.1)%	(1,859)	(0.2)%	(781)	(0.1)%
Restructuring costs	9,362	1.6%	2,361	0.4%	9,645	0.8%	6,116	0.6%
Other expenses(c)	25,566	4.3%	29,135	5.4%	54,374	4.6%	59,593	5.6%
Total operating expenses	$491,865	82.7%	$440,700	81.5%	$979,613	83.8%	$883,908	83.4%
(a)	Includes $0.3 million and $0.4 million of corporate development and related costs for the three and six months ended June 30, 2018, respectively. Includes $0.5 million and $2.8 million of corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with severance costs related to the integration of the Providence & Worcester Railroad Company (P&W).
(b)	Includes $0.1 million of corporate development and related costs for both the three and six months ended June 30, 2018. Includes $0.2 million and $0.3 million of corporate development and related costs for the three and six months ended June 30, 2017, respectively.
(c)	Includes $6.3 million gain on settlement related to Arrium Limited's voluntary administration for both the three and six months ended June 30, 2018. Includes $0.4 million of credit facility refinancing-related costs for both the three and six months ended June 30, 2018. Includes $0.1 million of corporate development and related costs for both the three and six months ended June 30, 2018. Includes $3.0 million and $6.0 million of corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with the acquisition and integration of Pentalver as well as expenses related to ongoing corporate development projects and projects that are no longer active.

GENESEE & WYOMING INC. AND SUBSIDIARIES
NORTH AMERICAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$259,868	76.5%	$238,373	75.5%	$505,285	76.0%	$476,654	75.0%
Freight-related revenues	63,467	18.7%	61,183	19.4%	127,299	19.1%	126,528	20.0%
All other revenues	16,222	4.8%	16,118	5.1%	32,603	4.9%	31,968	5.0%
Total operating revenues	$339,557	100.0%	$315,674	100.0%	$665,187	100.0%	$635,150	100.0%

Operating expenses:
Labor and benefits(a)	$109,289	32.2%	$102,082	32.4%	$221,206	33.3%	$212,240	33.4%
Equipment rents	13,633	4.0%	13,380	4.3%	26,133	3.9%	27,370	4.3%
Purchased services(b)	14,652	4.3%	15,423	4.9%	28,582	4.3%	30,096	4.7%
Depreciation and amortization	41,247	12.2%	38,919	12.3%	81,878	12.3%	77,786	12.3%
Diesel fuel used in train operations	23,253	6.8%	16,546	5.2%	48,733	7.3%	37,104	5.8%
Casualties and insurance	10,156	3.0%	7,811	2.5%	16,613	2.5%	18,044	2.8%
Materials	13,163	3.9%	13,061	4.1%	26,353	4.0%	26,524	4.2%
Trackage rights	10,527	3.1%	9,189	2.9%	19,639	2.9%	18,707	3.0%
Net gain on sale and impairment of assets	(706)	(0.2)%	(328)	(0.1)%	(1,618)	(0.2)%	(760)	(0.1)%
Restructuring costs	7	—%	14	—%	41	—%	68	—%
Other expenses(c)	24,062	7.1%	19,898	6.3%	44,193	6.6%	40,629	6.4%
Total operating expenses	$259,283	76.4%	$235,995	74.8%	$511,753	76.9%	$487,808	76.8%
Operating income	$80,274		$79,679		$153,434		$147,342
Expenditures for additions to property & equipment, net of grants from outside parties	$48,924		$40,012		$87,487		$64,227
(a)	Includes $0.3 million and $0.4 million of corporate development and related costs for the three and six months ended June 30, 2018, respectively. Includes $0.4 million and $2.7 million of corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with severance costs related to the integration of P&W.
(b)	Includes $0.1 million of corporate development and related costs for the six months ended June 30, 2017.
(c)	Includes $0.4 million of credit facility refinancing-related costs for both the three and six months ended June 30, 2018. Includes $0.1 million of corporate and development and related costs for both the three and six months ended June 30, 2018. Includes $1.1 million and $4.0 million of corporate development and related costs for the three and six months ended June 30, 2017, respectively, primarily associated with ongoing corporate development projects as well as projects that are no longer active.

GENESEE & WYOMING INC. AND SUBSIDIARIES
AUSTRALIAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$66,075	83.6%	$63,753	83.0%	$129,086	83.9%	$124,627	82.7%
Freight-related revenues	11,515	14.6%	11,500	15.0%	22,078	14.3%	23,209	15.4%
All other revenues	1,439	1.8%	1,556	2.0%	2,699	1.8%	2,880	1.9%
Total operating revenues	$79,029	100.0%	$76,809	100.0%	$153,863	100.0%	$150,716	100.0%

Operating expenses:
Labor and benefits	$18,886	23.9%	$17,775	23.1%	$37,918	24.7%	$34,829	23.1%
Equipment rents	1,183	1.5%	1,334	1.7%	2,498	1.6%	2,735	1.8%
Purchased services	6,895	8.7%	6,470	8.4%	13,284	8.6%	12,682	8.4%
Depreciation and amortization	15,288	19.4%	14,970	19.5%	31,295	20.3%	30,162	20.0%
Diesel fuel used in train operations	8,173	10.3%	6,320	8.2%	15,483	10.1%	12,910	8.6%
Casualties and insurance	1,766	2.2%	1,379	1.8%	3,547	2.3%	2,852	1.9%
Materials	2,761	3.5%	2,517	3.3%	5,722	3.7%	5,231	3.5%
Trackage rights	2,364	3.0%	3,484	4.6%	4,578	3.0%	6,892	4.6%
Net gain on sale and impairment of assets	(67)	(0.1)%	(20)	—%	(113)	(0.1)%	(22)	—%
Restructuring costs	—	—%	—	—%	—	—%	338	0.2%
Other expenses, net(a)	(4,116)	(5.2)%	2,330	3.0%	(2,221)	(1.4)%	4,698	3.1%
Total operating expenses	$53,133	67.2%	$56,559	73.6%	$111,991	72.8%	$113,307	75.2%
Operating income	$25,896		$20,250		$41,872		$37,409
Expenditures for additions to property & equipment, net of grants from outside parties	$14,489		$3,714		$19,751		$5,176
(a)	Includes $6.3 million gain on settlement related to Arrium Limited's voluntary administration for both the three and six months ended June 30, 2018. Includes $0.1 million and $0.2 million of corporate development and related costs for the three and six months ended June 30, 2017, respectively.

GENESEE & WYOMING INC. AND SUBSIDIARIES
U.K./EUROPEAN OPERATIONS SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$92,289	52.3%	$81,029	54.8%	$183,500	52.3%	$159,619	58.3%
Freight-related revenues	67,420	38.2%	54,938	37.1%	134,222	38.3%	97,221	35.5%
All other revenues	16,695	9.5%	11,983	8.1%	32,879	9.4%	16,835	6.2%
Total operating revenues	$176,404	100.0%	$147,950	100.0%	$350,601	100.0%	$273,675	100.0%

Operating expenses:
Labor and benefits(a)	$51,663	29.3%	$44,365	29.9%	$104,430	29.8%	$84,291	30.8%
Equipment rents	19,986	11.3%	18,523	12.5%	40,258	11.5%	37,003	13.5%
Purchased services(b)	39,498	22.4%	34,902	23.6%	83,281	23.8%	65,018	23.8%
Depreciation and amortization	9,210	5.2%	7,624	5.1%	18,562	5.3%	14,339	5.2%
Diesel fuel used in train operations	14,197	8.0%	10,164	6.9%	27,558	7.9%	21,169	7.7%
Electricity used in train operations	2,044	1.2%	2,134	1.4%	4,278	1.2%	5,307	2.0%
Casualties and insurance	1,062	0.6%	989	0.7%	2,790	0.8%	1,826	0.7%
Materials	16,452	9.3%	11,073	7.5%	32,770	9.3%	15,442	5.6%
Trackage rights	10,412	5.9%	9,124	6.2%	20,064	5.7%	18,421	6.7%
Net (gain)/loss on sale and impairment of assets	(50)	—%	(6)	—%	(128)	—%	1	—%
Restructuring costs	9,355	5.3%	2,347	1.6%	9,604	2.7%	5,710	2.1%
Other expenses(c)	5,620	3.2%	6,907	4.7%	12,402	3.5%	14,266	5.2%
Total operating expenses	$179,449	101.7%	$148,146	100.1%	$355,869	101.5%	$282,793	103.3%
Operating loss	$(3,045)		$(196)		$(5,268)		$(9,118)

Expenditures for additions to property & equipment, net of grants from outside parties	$4,726		$6,175		$13,189		$10,465
(a)	Includes $0.1 million of corporate development and related costs for both the three and six months ended June 30, 2017, associated with severance costs related to the integration of Pentalver.
(b)	Includes $0.2 million of corporate development and related costs for both the three and six months ended June 30, 2017, associated with severance costs related to the integration of Pentalver.
(c)	Includes a reduction of $0.1 million of corporate development and related costs for the six months ended June 30, 2018. Includes $1.8 million of corporate development and related costs for both the three and six months ended June 30, 2017, associated with severance costs related to the integration of Pentalver.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended June 30, 2018	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$29,693	51,762	$574	$6,006	14,175	$424	$785	607	$1,293	$36,484	66,544	$548
Autos & Auto Parts	5,806	9,106	638	—	—	—	—	—	—	5,806	9,106	638
Chemicals & Plastics	38,972	45,285	861	—	—	—	—	—	—	38,972	45,285	861
Coal & Coke	19,087	59,346	322	32,570	97,282	335	2,687	4,038	665	54,344	160,666	338
Food & Kindred Products	8,476	14,907	569	—	—	—	—	—	—	8,476	14,907	569
Intermodal	380	3,816	100	17,102	13,957	1,225	66,483	201,058	331	83,965	218,831	384
Lumber & Forest Products	23,810	37,733	631	—	—	—	—	—	—	23,810	37,733	631
Metallic Ores	3,670	4,448	825	8,125	5,586	1,455	—	—	—	11,795	10,034	1,176
Metals	32,493	40,806	796	—	—	—	—	—	—	32,493	40,806	796
Minerals & Stone	38,034	62,156	612	2,087	16,891	124	22,326	50,322	444	62,447	129,369	483
Petroleum Products	16,151	24,340	664	185	74	2,500	8	20	400	16,344	24,434	669
Pulp & Paper	29,514	41,762	707	—	—	—	—	—	—	29,514	41,762	707
Waste	7,339	14,837	495	—	—	—	—	—	—	7,339	14,837	495
Other	6,443	20,049	321	—	—	—	—	—	—	6,443	20,049	321
Totals	$259,868	430,353	$604	$66,075	147,965	$447	$92,289	256,045	$360	$418,232	834,363	$501

Three Months Ended June 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$31,279	52,953	$591	$5,932	15,375	$386	$829	746	$1,111	$38,040	69,074	$551
Autos & Auto Parts	5,730	9,184	624	—	—	—	—	—	—	5,730	9,184	624
Chemicals & Plastics	37,400	44,814	835	—	—	—	—	—	—	37,400	44,814	835
Coal & Coke	15,382	46,501	331	27,758	92,659	300	1,719	3,974	433	44,859	143,134	313
Food & Kindred Products	8,325	14,806	562	—	—	—	—	—	—	8,325	14,806	562
Intermodal	238	2,367	101	17,234	15,159	1,137	60,793	217,091	280	78,265	234,617	334
Lumber & Forest Products	22,323	35,619	627	—	—	—	—	—	—	22,323	35,619	627
Metallic Ores	2,920	4,249	687	10,659	8,854	1,204	—	—	—	13,579	13,103	1,036
Metals	26,079	34,695	752	—	—	—	—	—	—	26,079	34,695	752
Minerals & Stone	34,562	56,768	609	2,016	13,978	144	17,688	45,135	392	54,266	115,881	468
Petroleum Products	15,844	23,912	663	154	64	2,406	—	—	—	15,998	23,976	667
Pulp & Paper	26,077	39,813	655	—	—	—	—	—	—	26,077	39,813	655
Waste	7,144	14,387	497	—	—	—	—	—	—	7,144	14,387	497
Other	5,070	16,979	299	—	—	—	—	—	—	5,070	16,979	299
Totals	$238,373	397,047	$600	$63,753	146,089	$436	$81,029	266,946	$304	$383,155	810,082	$473

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Six Months Ended June 30, 2018	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$61,065	105,526	$579	$11,489	27,287	$421	$2,020	1,573	$1,284	$74,574	134,386	$555
Autos & Auto Parts	11,173	17,822	627	—	—	—	—	—	—	11,173	17,822	627
Chemicals & Plastics	75,189	88,627	848	—	—	—	—	—	—	75,189	88,627	848
Coal & Coke	39,032	121,312	322	64,149	194,138	330	6,163	9,933	620	109,344	325,383	336
Food & Kindred Products	16,826	30,090	559	—	—	—	—	—	—	16,826	30,090	559
Intermodal	689	6,900	100	33,075	26,711	1,238	133,804	411,838	325	167,568	445,449	376
Lumber & Forest Products	46,249	73,983	625	—	—	—	—	—	—	46,249	73,983	625
Metallic Ores	7,243	8,844	819	15,856	10,457	1,516	—	—	—	23,099	19,301	1,197
Metals	60,887	76,044	801	—	—	—	—	—	—	60,887	76,044	801
Minerals & Stone	68,552	109,852	624	4,181	32,754	128	41,505	94,466	439	114,238	237,072	482
Petroleum Products	34,634	50,000	693	336	133	2,526	8	20	400	34,978	50,153	697
Pulp & Paper	58,385	83,119	702	—	—	—	—	—	—	58,385	83,119	702
Waste	13,227	26,818	493	—	—	—	—	—	—	13,227	26,818	493
Other	12,134	37,429	324	—	—	—	—	—	—	12,134	37,429	324
Totals	$505,285	836,366	$604	$129,086	291,480	$443	$183,500	517,830	$354	$817,871	1,645,676	$497

Six Months Ended June 30, 2017	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$64,257	110,204	$583	$11,678	30,641	$381	$2,568	2,259	$1,137	$78,503	143,104	$549
Autos & Auto Parts	10,940	17,977	609	—	—	—	—	—	—	10,940	17,977	609
Chemicals & Plastics	74,915	90,822	825	—	—	—	—	—	—	74,915	90,822	825
Coal & Coke	37,115	109,800	338	57,279	190,343	301	5,119	14,535	352	99,513	314,678	316
Food & Kindred Products	16,599	29,676	559	—	—	—	—	—	—	16,599	29,676	559
Intermodal	415	4,168	100	33,101	28,737	1,152	122,789	440,904	278	156,305	473,809	330
Lumber & Forest Products	42,699	69,174	617	—	—	—	—	—	—	42,699	69,174	617
Metallic Ores	6,816	9,173	743	18,290	15,760	1,161	—	—	—	25,106	24,933	1,007
Metals	52,673	70,493	747	—	—	—	—	—	—	52,673	70,493	747
Minerals & Stone	62,677	103,813	604	3,995	29,906	134	29,143	78,064	373	95,815	211,783	452
Petroleum Products	34,271	49,049	699	284	118	2,407	—	—	—	34,555	49,167	703
Pulp & Paper	51,555	78,587	656	—	—	—	—	—	—	51,555	78,587	656
Waste	12,338	25,131	491	—	—	—	—	—	—	12,338	25,131	491
Other	9,384	31,996	293	—	—	—	—	—	—	9,384	31,996	293
Totals	$476,654	800,063	$596	$124,627	295,505	$422	$159,619	535,762	$298	$760,900	1,631,330	$466

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratio, adjusted operating expenses, adjusted net income attributable to G&W, adjusted diluted earnings per common share (EPS) and the adjusted free cash flow measures of adjusted net cash provided by operating activities attributable to G&W, adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of the adjusted free cash flow measures, a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the adjusted free cash flow measures include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure ($ in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Operating Income and Adjusted Operating Ratio

	Three Months Ended
	June 30, 2018
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$339.6	$79.0	$176.4	$595.0
Operating expenses	259.3	53.1	179.4	491.9
Operating income/(loss)(a)	$80.3	$25.9	$(3.0)	$103.1
Operating ratio (b)	76.4%	67.2%	101.7%	82.7%

Operating expenses	$259.3	$53.1	$179.4	$491.9
Corporate development and related costs	(0.3)	—	—	(0.4)
Restructuring costs	—	—	(9.4)	(9.4)
Credit facility refinancing-related costs	(0.4)	—	—	(0.4)
Gain on settlement	—	6.3	—	6.3
Adjusted operating expenses	$258.5	$59.4	$170.1	$488.0
Adjusted operating income	$81.0	$19.6	$6.3	$107.0
Adjusted operating ratio	76.1%	75.2%	96.4%	82.0%
(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

	Three Months Ended
	June 30, 2017
	North American Operations	Australian Operations	U.K./ European Operations	Total Operations
Operating revenues	$315.7	$76.8	$148.0	$540.4
Operating expenses	236.0	56.6	148.1	440.7
Operating income/(loss) (a)	$79.7	$20.3	$(0.2)	$99.7
Operating ratio (b)	74.8%	73.6%	100.1%	81.5%

Operating expenses	$236.0	$56.6	$148.1	$440.7
Corporate development and related costs	(1.5)	(0.1)	(2.1)	(3.7)
Restructuring costs	—	—	(2.3)	(2.4)
Adjusted operating expenses	$234.5	$56.5	$143.7	$434.7
Adjusted operating income	$81.2	$20.3	$4.2	$105.8
Adjusted operating ratio	74.3%	73.5%	97.1%	80.4%
(a)	Operating income is calculated as operating revenues less operating expenses.
(b)	Operating ratio is calculated as operating expenses divided by operating revenues.

Adjusted Net Income and Adjusted Diluted EPS

Three Months Ended June 30, 2018	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$75.1	$(26.4)	$44.2	$0.73
Add back certain items:
Corporate development and related costs	0.4	(0.1)	0.3	—
Restructuring costs	9.4	(1.8)	7.6	0.12
Loss from sale of ERS	1.4	—	1.4	0.02
Gain on settlement	(6.3)	1.9	(2.3)	(0.04)
Credit facility refinancing-related costs	2.7	(0.7)	2.0	0.03
Prior period tax adjustment	—	4.1	4.1	0.07
As adjusted	$82.5	$(23.0)	$57.2	$0.94
Three Months Ended June 30, 2017	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to G&W	Diluted EPS
As reported	$77.7	$(29.6)	$46.0	$0.74
Add back certain items:
Corporate development and related costs	3.7	(0.9)	2.7	0.04
Restructuring costs	2.4	(0.2)	2.2	0.03
Gain on sale of investment	$(1.6)	$0.7	$(1.0)	$(0.02)
As adjusted	$82.1	$(30.0)	$49.9	$0.80

Adjusted Free Cash Flow Measures

	Six Months Ended
	June 30,
	2018	2017
Net cash provided by operating activities	$231.3	$224.3
Allocation of adjusted cash flow to noncontrolling interest(a)	(13.0)	(18.7)
Adjusted net cash provided by operating activities attributable to G&W	$218.3	$205.6
Core capital expenditures(b)	(95.3)	(74.7)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$123.1	$130.9
New business investments(b)	(21.5)	(1.6)
Grant funded projects, net of proceeds received from outside parties(b)	1.0	1.1
Adjusted free cash flow attributable to G&W	$102.5	$130.4
(a)	Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets' (MIRA's) 48.9% equity ownership of G&W Australia Holdings LP (GWA) since December 1, 2016) is calculated as 48.9% of the total of (i) cash flow provided by operating activities of G&W’s Australian Operations, less (ii) net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were A$40.0 million (or $30.0 million at the average exchange rate in June 2018) of such distributions made for the six months ended June 30, 2018, of which $15.3 million and $14.9 million was distributed to G&W and MIRA, respectively, and no such distributions were made for the six months ended June 30, 2017. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.
(b)	See breakout below.

	Six Months Ended June 30, 2018
	Core Capital(c)	New Business Investments	Grant Funded Projects(d)	Total
Purchase of property and equipment	$(99.9)	$(21.5)	$(11.9)	$(133.3)
Grant proceeds from outside parties	—	—	12.9	12.9
Insurance proceeds for the replacement of assets	1.9	—	—	1.9
Proceeds from disposition of property and equipment	2.8	—	—	2.8
Purchase of property and equipment, net	$(95.3)	$(21.5)	$1.0	$(115.8)

	Six Months Ended June 30, 2017
	Core Capital(c)	New Business Investments	Grant Funded Projects(d)	Total
Purchase of property and equipment	$(79.4)	$(1.6)	$(10.5)	$(91.5)
Grant proceeds from outside parties	—	—	11.6	11.6
Insurance proceeds for the replacement of assets	1.4	—	—	1.4
Proceeds from disposition of property and equipment	3.3	—	—	3.3
Purchase of property and equipment, net	$(74.7)	$(1.6)	$1.1	$(75.2)
(c)	Core capital expenditures represent purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property a nd equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.
(d)	Grant funded projects represent purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com